CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the use of our report dated February 28, 2006, except for paragraph 3 of Note 15, as to which the date is April 13, 2006, on the consolidated financial statements of AVP, Inc. as of December 31, 2005 and for the two years in the period ended December 31, 2005 (and to all references to our Firm) included in or made a part of this Registration Statement on Form SB-2.

/s/ MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.

Los Angeles, CA
July 24, 2006